CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cintas Corporation for the registration of 593,029 shares of its common stock and to the incorporation by reference therein of our reports dated July 1, 1999 and August 23, 1999, with respect to the consolidated financial statements and schedule, respectively, of Cintas Corporation incorporated by reference and included, respectively, in its Annual Report (Form 10-K) for the year ended May 31, 1999, filed with the Securities and Exchange Commission.

                                           /s/ ERNST & YOUNG LLP

Cincinnati, Ohio
June 12, 2000